EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean Collins, Senior Partner
CCG Investor Relations
310-477-9800, ext. 202

Diguang International Appoints Chief Financial Officer

SHENZHEN, China, March 12, 2007 -- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”), an emerging, China-based leader in the manufacture of CCFL and LED backlights for the LCD display industry, announced the appointment of its Controller Keith Hor as its Chief Financial Officer, following the resignation of Jackie You Kazmerzak from that post effective Thursday, March 8, 2007. Reporting to Chairman and CEO Song Yi, Mr. Hor will assume CFO duties as required by Diguang.

Mr. Hor has extensive experience in corporate finance, treasury accounting, auditing and financial planning for multi-national corporations. From October 2006 to March 2007, Mr. Hor had been Diguang’s financial controller overseeing the corporate strategic planning, financial and accounting functions. From April 2004 to September 2006, he was the group financial controller and company secretary for Asia Tiger Group Ltd, a company listed on the Main Board of the Singapore Stock Exchange Ltd.

Mr. Hor was previously the Vice President-Finance and Administration (Hong Kong and China) of Jardine Logistics (HK) Ltd. for five years and the group financial controller of Tsui Hang Hing Group for three years. He served as a certified practicing accountant with Price Waterhouse between 1988 and 1993. Mr. Hor obtained his Master of Finance from the Bernard M. Baruch College, the City University of New York and his Professional Diploma of Accountancy from the Hong Kong Polytechnic University. He is a fellow member of The Chartered Association of Accountants, UK, and an associate member of the Hong Kong Society of Accountants.

Ms. Kazmerzak will pursue other opportunities and will continue to assist the Company until March 31, 2007 with preparation of its 10K for the fiscal year ended December 31, 2006.

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights and backlight technologies. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statement
This press release contains forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks not included herein, including but not limited to risks outlined in the Company’s periodic filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Diguang does not assume any obligation to update the information contained in this press release.

Investor Relations Contact:
Sean Collins, Sr. Partner
CCG Elite
310-477-9800, ext. 202

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